Exhibit 99.1

Ingredients for Growth November 2013

This presentation contains forward-looking statements — that is, statements about future, not past, events. These forward-looking statements often relate to our future performance and management’s expectations for the future, including statements about our financial outlook. Our forward-looking statements are based on estimates and assumptions that we believe are reasonable. Actual results could be materially different from our forward-looking statements. The factors that could cause actual results to differ are discussed in our periodic filings with the Securities and Exchange Commission. Statements regarding our financial outlook speak only as of the date of our third quarter 2013 earnings release, October 30, 2013, and all other forward-looking statements speak only as of the initial release date of this presentation, November 14, 2013. We have no duty to update publicly or revise any forward-looking statements to conform the statements to actual results or to reflect new information or future events. Safe Harbor 2

Built to be pure-play potassium product company Creating value through modernization of assets Applying innovative technology Leader in low cost solar solution mining Proven management team Growing to be 1.2 million ton potash and Trio® producer Geographically advantaged serving localized markets Generating free cash flow in 2014 Intrepid Overview Building on Our History of Valuation Creation 3

Intrepid’s Unique Position Participating in industry with strong fundamentals Strategically positioned production facilities Serving diverse customers and markets Leveraging solar solution mining expertise Benefitting from a strong capital structure Highest average net realized sales price and cash margin in North America 4

Intrepid, on average, has achieved a 24% advantage on its average net realized sales price since 2005 + 24% Avg. Net Realized Sales Price Advantage Note: Average net realized sales price is an operating performance measure calculated as gross sales less freight costs, divided by the number of tons sold in the period. Average net realized sales price advantage is an operating performance measure calculated by us as the difference between our avg. net realized sales price and the combined estimated avg. net realized sales prices of Potash Corporation of Saskatchewan Inc. (POT), The Mosaic Company (MOS), and Agrium Inc. (AGU) based on publicly available information. Intrepid’s Unique Position Average Net Realized Sales Price Advantage 5

Intrepid’s Unique Position Average Cash Margin Advantage Intrepid earns a higher average cash margin per ton for potash Note: Average cash margin advantage is calculated as average per ton net realized sales price advantage less warehousing and handling, royalties, and Cash COGS (calculated using the combined estimated average net realized sales prices and average estimated cash COGS of Potash Corporation of Saskatchewan Inc. (POT), The Mosaic Company (MOS), and Agrium Inc. (AGU) based on publicly available quarterly information). Cash COGS, net of by-product credits, is an operating performance measure defined as total cost of goods sold excluding royalties, warehousing and handling and depreciation, depletion and amortization divided by the number of tons sold in the period. Average Cash Margin Advantage Cash Margin Advantage 6

Favorable farmer economics Annual U.S. potash consumption constant for decades, with few exceptions Nutrients need to be replenished Balanced fertilization key to maximize yields Demand in markets we serve is 5 times our production level Industry With Strong Fundamentals Demand Remains Solid 7

Strategically Positioned, Serving Diverse Customers and Markets Maximizing Sales and Margin Opportunities Deliberate marketing strategy Diverse end markets and customer base Expanding marketing base with updated production facilities Trio® expands customer base End Market Product Size 2012 YTD Sept. 30, 2013 Agricultural Granular 81% 73% Industrial Standard 12% 19% Animal Feed Standard 7% 8% Potash Sales Mix Industrial Agricultural Animal Feed 8

Leveraging Solar Solution Mining Expertise Overview Inject brine into idled mine works Allow brine to circulate to dissolve the remaining potash Extract potash enriched brine and pump into solar evaporation pond Allow solar evaporation to occur; potash recrystallizes as water evaporates Harvest the potash from the evaporation ponds Low cash operating cost Creative use of idled mine works and mother nature’s “free” energy Intrepid is a leader in solar solution mining Intrepid’s assets are located in geographies conducive to evaporation Mill the product and have it ready for our customer 9

Leveraging Solar Solution Mining Expertise Improving Cash Margin Opportunity Through HB Full year outlook for potash cash operating costs per ton ~$193 Expected HB cash operating costs per potash ton ~$80 Note: Calculation assumes midrange of 2013 guidance as of Oct. 30, 2013, which equals a $192.50 per ton cash operating cost for 785,000 tons, and an $80 cash operating cost per ton for 175,000 tons from HB. Cash operating cost of goods sold, net of by-product credits, (or “cash operating costs” or “cash COGS”) is an operating performance measure defined as total cost of goods sold excluding royalties, warehousing and handling, and excluding depreciation, depletion and amortization divided by the number of tons sold in the period. 10 Expected potash cash operating costs per ton pro forma for HB 11% to ~$172 Cash operating costs per ton set to improve as HB Solar Solution mine production ramps up HB cash operating costs projected to be approximately $80 a ton on 150,000 to 200,000 annual tons in 2015 Benefit of incremental, lower-cost HB tons will begin with expected production of 50,000 to 100,000 tons in 2014

Leveraging Solar Solution Mining Expertise

HB Drives Cash Margin Opportunity

$'s per ton, except cash contribution	Potash Current State	Expected HB Solar Contribution	Potash Pro Forma	Trio®
Avg. net realized sales price:				
Green Markets FOB Cornbelt Nov. 11, 2013	$375 - $390	$375 - $390	$375 - $390	n/a
Intrepid's historical average	~85%	~85%	~85%	n/a
Assumed avg. net realized sales price	$ 325	$ 325	$ 325	$ 353
Cash operating costs	193	80	172	198
Royalties, warehousing and handling	32	32	32	33
Cash margin per ton	$ 101	$ 213	$ 121	$ 123
Number of tons	785,000	175,000	960,000	175,000
Cash contribution	$ 78,991,000	$ 37,297,000	$ 116,288,000	$21,438,000

The table includes amounts that have been rounded

- Expected cash margin per ton from HB approximately double compared to current environment
- Potential to grow cash margin faster than production growth
- Trio® adds more than $120 of cash margin per ton







Note: Calculation assumes midrange of 2013 guidance as of Oct. 30, 2013, which equals a $192.50 per ton cash operating cost for 785,000 tons, and an estimated $80 cash operating cost per ton for 175,000 tons from HB. Cash operating cost of goods sold, net of by-product credits, (or "cash operating costs" or "cash COGS")is an operating performance measure defined as total cost of goods sold excluding royalties, warehousing and handling, and excluding depreciation, depletion and amortization divided by the number of tons sold in the period. Average net realized sales price is assumed to be 85% of Green Markets average Nov. 11, 2013 FOB cornbelt price. Trio® assumes Q3 2013 average net realized sales price and mid-ranges of 2013 guidance as of Oct. 30, 2013, for production and cash operating costs.

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Cash and investments totaling $81 million at Sept. 30 Sufficient cash on hand to complete 2013 capital investments $250 million unsecured credit facility fully available $150 million in unsecured long-term debt with average interest rate of less than 4% Expect to generate positive free cash flow in 2014 Benefitting from a Strong Capital Structure Balance Sheet Strength and Optimal Capital Structure 12

Flexibility OBJECTIVE Respond to changing demand Ability to compact 100% of potash production PROJECTS North compaction Trio® pellet plant OBJECTIVE Increase production PROJECTS HB Solar Solution mine Moab solution mining caverns West plant improvements GROWTH OBJECTIVE Lower per ton cash costs PROJECTS HB Solar Solution mine North compaction West recovery improvement MARGIN Benefitting from a Strong Capital Structure Deploying Capital to Achieve Greatest Returns 13

Deploying Capital to Achieve Greatest Returns HB Solar – Production Growth at Significantly Lower Cash Costs HB Solar Solution Mine Key Facts Capital investment of $235-$245 million Cash operating costs approximately $80 per ton at full production, making HB one of the lowest cost potash mines in North America Anticipated harvest season timeline: First production to begin in late 2013 or early 2014 Ramp up of production during 2014/15 Production levels increasing into 2015/16 Opportunity for further expansion of solution mining activities with existing acreage at HB and Amax/Horizon leasehold 14

Deploying Capital to Achieve Greatest Returns Expand Moab Solar Solution Mining, Incremental Tons at Lower Cash Cost Build on Successful Operations Expand solution mining footprint Cavern 1 began producing in 2002, expanded in 2012 Cavern 2 began producing in 2013 Cavern 3 drilling complete, brine injections to begin in fourth quarter, higher grade brine expected for next winter’s harvest Excellent team of geologists and drilling experts deploying latest technologies Incremental low cost solar solution tons Capital investment of $20-$25 million 15

Deploying Capital to Achieve Greatest Returns North Compaction Key to Marketing and Production Flexibility Upgrade North Compaction Facility Creating high quality granulated potash Flexibility to produce and sell the highest margin product North will be able to compact 100% of Carlsbad production Capital investment is expected to be approximately $95-$100 million First two lines are operational, line three expected to be in service in early 2014 16

Why Intrepid? Highest average net realized sales price and cash margin per ton in North American over time Geographically advantaged assets serving diversified markets and customer base Focused on growth, flexibility, and margin expansion Producing incremental low cost solar solution tons Strong capital structure Generating positive free cash flow in 2014 17 intrepid potash Supplying a Growing America® Appendix

 Three Months Ended Year Ended December 31, 2013 December 31, 2013 Potash Production (tons) 200,000 - 230,000 770,000 - 800,000 Sales (tons) 185,000 - 210,000 710,000 - 735,000 Cash COGS, net of by-product credit ($/ton) $200 - $215 $185 - $200 Total COGS ($/ton) $270 - $290 $250 - $265 Trio® Production (tons) 35,000 - 45,000 170,000 - 180,000 Sales (tons) 30,000 - 40,000 125,000 - 140,000 Cash COGS ($/ton) $190 - $220 $190 - $205 Total COGS ($/ton) $270 - $285 $265 - $275 Other Selling and Administrative $8 - $10 million $35 - $37 million Capital Investment Not provided quarterly $245 -$265 million Outlook as of Sept. 30, 2013 19

Financial Overview Adjusted EBITDA* (in millions) Balance Sheet as of Sept. 30, 2013 Adjusted Net Income* (in millions) Earnings Per Share (Diluted) Cash and Investments $ 81 million Current Assets $ 188 million Total Assets $1,181 million Debt Outstanding $ 150 million Total Liabilities $ 242 million Stockholders’ Equity $ 939 million Availability Under Unsecured Credit Facility $ 250 million 20 * These are financial measurements not calculated based on U.S. Generally Accepted Accounting Principles (Non-GAAP). Non-GAAP reconciliations available in the appendix to this presentation.

Non-GAAP Reconciliation

Adjusted earnings before interest, taxes, depreciation, and amortization (or adjusted EBITDA) is a non-GAAP financial measure that is calculated as net income adjusted for the add back of reductions in the estimated accounts receivable related to the employment-related high wage tax credits in New Mexico, interest expense (including derivatives), income tax expense, depreciation, depletion, and amortization, and asset retirement obligation accretion. Management believes that the presentation of adjusted EBITDA assists investors and analysts in comparing Intrepid's performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company's core operating performance. Intrepid uses adjusted EBITDA as one of the tools to evaluate the effectiveness of its business strategies. In addition, adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

Adjusted EBITDA should not be considered in isolation or as a substitute for performance or liquidity measures calculated in accordance with U.S. GAAP. Because adjusted EBITDA excludes some but not all items that affect net income and net cash provided by operating activities and may vary among companies, the adjusted EBITDA amounts presented may not be comparable to similarly titled measures of other companies. The following is a reconciliation of adjusted EBITDA to net income, which is the most directly comparable U.S. GAAP measure:

Calculation of Adjusted EBITDA (in thousands)

	2012				2013		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$20,626	$19,013	$33,267	$14,537	$14,919	$11,317	$2,026
Add: Allowance for New Mexico employment credits	-	-	-	-	-	-	2,811
Add: Interest Expense, including realized and unrealized derivative gains and/losses	253	215	221	216	213	219	248
Add: Income tax expense	12,613	12,312	10,685	13,874	8,698	7,171	(350)
Add: Depreciation, depletion, amortization and accretion	11,256	11,376	12,095	12,872	14,141	14,338	15,561
Total adjustments	24,122	23,903	23,001	26,962	23,052	21,728	18,270
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$44,748	$42,916	$56,268	$41,499	$37,971	$33,045	$20,296

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Non-GAAP Reconciliation

Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures that are calculated as net income or earnings per diluted share adjusted for certain items that impact comparability of results from period to period including, among other items, pension settlement expense, reductions in the estimated accounts receivable related to the employment-related high wage tax credits in New Mexico, lower of cost or market inventory adjustments, non-cash unrealized gains or losses associated with derivative adjustments, the recognition of the outcome of contingent gain items, and the effect of changes to Intrepid's state income tax rates on the value of its net deferred tax asset. Management believes that the presentation of adjusted net income and adjusted net income per diluted share provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring basis. In addition, management believes that the concept of adjusted net income and adjusted net income per diluted share are widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

Adjusted net income and adjusted net income per diluted share should not be considered in isolation or as a substitute for net income or earnings per diluted share, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under U.S. GAAP. Because adjusted net income and adjusted net income per diluted share exclude some but not all items that affect net income and may vary among companies, the adjusted net income and adjusted net income per diluted share amounts presented may not be comparable to similarly titled measures of other companies. The following are reconciliations of adjusted net income to net income and adjusted net income per diluted share to earnings per diluted share, respectively, which are the most directly comparable U.S. GAAP measures:

Calculation of Adjusted Net Income (in thousands)

	2012				2013		
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net Income	$20,626	$19,013	$33,267	$14,537	$14,919	$11,317	$2,026
Adjustments							
Insurance settlements from property and business losses	-	-	-	-	-	-	-
Allowance associated with New Mexico refundable employment-related credit	-	-	-	-	-	-	2,811
Unrealized derivative gain	(224)	(273)	(272)	(280)	-	-	-
Loss on settlement of pension obligation termination	-	-	-	-	-	1,871	-
Compensating tax refund	-	-	-	-	-	(1,705)	-
Other	330	(3)	181	60	8	4	2,080
Calculated tax effect*	(40)	107	30	78	(3)	(64)	(1,771)
Change in blended state tax rate to value deferred tax asset	-	-	(4,290)	5,271	-	1,260	-
Total adjustments	66	(169)	(4,351)	5,129	5	1,366	3,120
Adjusted Net Income	$20,692	$18,844	$28,916	$19,666	$14,924	$12,683	$5,146

* Estimated effective tax rate of 36.2% for 2013 and 32.8% for 2012.

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Intrepid Will Have Invested Nearly $1 Billion Since Inception For Growth and to Lower Costs

HB Solar Solution Mine	$235-$245
North Compaction	$95-$100
West Upgrades	$30-$40
Moab Cavern System	$20-$30
Total	$380-$415



$22
$12
$31
$94
$104
$93
$136
$253
$245-265
2005
2006
2007
2008
2009
2010
2011
2012
2013E

Major Capital Project Milestones	Facility	Completion
West Recovery	Carlsbad, NM – West	2014E
HB Solar Solution Mine	Carlsbad, NM – HB	2013/2014E*
North Compaction Project	Carlsbad, NM – North	2013/2014E**
Horizontal Potash Cavern System Three	Moab, UT	2014E
Horizontal Potash Cavern System Two	Moab, UT	2012
Langbeinite Recovery Improvement Project / Pelletization Plant	Carlsbad, NM - East	2011/2012
Wendover Compaction Circuit / Warehouse	Wendover, UT	2011/2012
New Warehouses	Carlsbad, NM - East	2011
New Brine Heater	Moab, UT	2010
New Compaction Circuit	Moab, UT	2010
Underground Stacker / Reclaim	Carlsbad, NM - West	2010
Coarse Tails Recovery Circuit	Carlsbad, NM - West	2009
Wash Thickener Upgrade	Carlsbad, NM - East	2009
Langbeinite Plant (Original Plant)	Carlsbad, NM - East	2005
Horizontal Potash Cavern System One	Moab, UT	2001

* HB ponds, wells and pipelines currently in operation, mill completion near year end 2013

** Two of the three compactor lines are in operation currently

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Historical Quarterly Production and Sales 24 Mar. 31, Jun. 30, Sept. 30, Dec. 31, Mar. 31, Jun. 30, Sept. 30, Dec. 31, Mar. 31, Jun. 30, Sept. 30, Potash 234 209 173 197 218 170 189 218 222 182 167 Trio® 31 44 35 31 30 33 35 34 46 50 40 Potash 196 225 190 183 203 184 249 203 185 184 156 Trio® 52 39 39 28 28 26 27 43 39 35 22 2013 2011 Production Volume (In thousands of short tons) Sales Volume (In thousands of short tons) 2012

U.S. Potash Consumption Remains Steady and Robust Sources : Fertecon, United States Department of Agriculture (USDA), NOAA National Climatic Data Center. Potash consumption is shown in fertilizer years (July – June). Grains stocks include barley, corn, oats, sorghum and wheat. Potash fertilizer consumption has remained relatively constant with an annual volatility of approximately 9.8 percent over the past 32 years Corn acres planted in the U.S. in the years 2007 through 2012 were 93.5, 86.0, 86.4, 88.2, 91.9 and 97.2 million acres. 2013 planted acreage is forecast at 97.4 million acres. 1982: Recession leads to lower consumption; payment-in-kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong recovery in US agricultural markets Major droughts/floods in Corn Belt Droughts Floods 1987 1988 2000 2012 1993 2007 2008 2011 25 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks to Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks to Use Ratio KCL Tons Average KCl Consumption Stocks to Use Ratio

Global Industry Susceptible to Production Interruption and Supply "Shocks"

Mine Closures Due to Water Inflows



St. Paul mine (Congo) (0.8MM tons KCl / yr)
Berezniki 3 mine (1.8MM tons KCl / yr)
PCA (Patience Lake) (0.8MM tons KCl / yr)
Potacan mine (0.8MM tons KCl / yr)
Berezniki I (1.3MM tons KCl / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2013

Mines with Water Inflows

- K2 Mine Esterhazy
  - Produced 4.4 million tons KCl in 2012
  - Most recent 10-K indicated $250 million cost to mitigate in 2012 alone
- PCS New Brunswick Mine
  - Produced 0.8 million tons KCl in 2012
  - Being replaced with a 2 million ton mine by 2015
- Belaruskali Mine #2
  - Capacity to produce 2.5 million tons KCl per year

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines

- Theodore, Amelie, Marie Louis mines- France
- Pasquasi and San Cataldo mines - Italy
- Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel - Germany
- Trona, California
- Horizon-Amax, Wills-Weaver, Saunders – Carlsbad, New Mexico

Mines Currently With Less than 15 Years Reserve Life

- Hersey, United States – Mosaic*
- Boulby, England – ICL
- Soligorsk I, Belarussia - Belaruskali
- Taquari, Brazil – Vale

*On Nov. 5, 2013 Mosaic stated that it is decommissioning this mine sources: Fertecon, Intrepid Potash®, and public filings

INTREPID POTASH®

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Fundamentals of Increasing Population Continue to Drive Grain and Ultimately Potash Demand Over the Long Term Note: Grains include corn, wheat, barley, oats and sorghum. Stocks-to-use ratio is ending inventory / consumption for that crop year; data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), World Bank, US Census Bureau, USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 11/7/13; futures prices for November/December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stocks-to-Use Ratios Grain Production Stocks-to-Use Ratio 5 Year Average Fall 2013 Futures Soybeans: $11.64 $12.81 Wheat: $6.50 $6.53 Corn: $5.39 $4.20 Grain Production (Millions of Tons) Stocks-to-Use Ratio Trend line Population Growth vs. Potash Demand 2013F 27 0.39 0.33 0.29 0.25 0.22 0.21 0.20 0.18 0.17 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 0.40 1970 1980 1990 2000 2010 2020F 2030F 2040F 2050F - 1 2 3 4 5 6 7 8 - 10 20 30 40 50 60 70 Global Midyear Population (in billions) million tons KCl equivalent Collapse of Soviet Union 2008 Global Financial Crisis staocks-to-use ratio wheat all corn soybeans

For more information visit our website at www.intrepidpotash.com Investor Relations Contact: Gary Kohn Phone 303.996.3024 Email: gary.kohn@intrepidpotash.com